Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of September 11, 2025, by and among Amaze Holdings, Inc. (the “Company”), and each Person identified on the signature pages hereto (together with their respective successors and assigns, each, an “Investor” and collectively the “Investors”).

WHEREAS, the Company has agreed to provide certain registration rights to the Investors in order to induce the Investors to enter into that certain Securities Purchase Agreement by and between the Company and the Investor dated as of the date hereof (the “Purchase Agreement”).

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1.               Definitions. Capitalized words and terms which are not descriptive shall have the meanings defined in this Agreement or in the Purchase Agreement.

“Agreement” has the meaning in the preface above.

“Board” means the Board of Directors of the Company.

“Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Cut Back Shares” shall have the meaning contained in Section 4(g).

“Event” shall have the meaning set forth in Section 4(h).

“Event Date” shall have the meaning set forth in Section 4(h).

“Excluded Forms” means Registration Statements under the Securities Act on Forms S-4 and S-8 or any successors.

“Filing Date” has the meaning assigned to it in Section 3(a) of this Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Investor” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Proposed Registration” means any proposed Registration Statement to be filed pursuant to this Agreement.

“Purchase Agreement” has the meaning assigned to it in the Recitals of this Agreement.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Statement” means any registration statement filed by the Company on behalf of the Investor that covers the resale of Registrable Securities under the provisions of this Agreement.

“Registrable Securities” means the greater of (a) (i) the Common Stock to be acquired by the Investor pursuant to the conversion of or other issuances of Common Stock pursuant to the Notes (calculated using the applicable “Floor Price” then in effect as defined under the Note) and any other shares of Common Stock subsequently acquired by any Investor under any Transaction Documents, and (ii) any securities of the Company issued with respect to such Common Stock by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization, or other similar transaction, or (b) the highest Required Minimum determined between the applicable Closing Date and filing of the subject Registration Statement.

“Representatives” means all stockholders, officers, directors, members, managers, partners, employees and agents.

“Restriction Termination Date” shall have the meaning contained in Section 4(g).

“Rule 144” has the meaning assigned to it in Section 7 of this Agreement.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Selling Expenses” means all selling commissions, underwriting discounts, other fees paid by the Investor to a broker-dealer, finder’s fees, and stock transfer taxes applicable to the Registrable Securities contained in a Registration Statement for the benefit of the Investor.

2.               Required Registration.

(a)             Within 20 days after the Closing, the Company shall file with the SEC a Registration Statement on Form S-3 or, if the Company is not then eligible to use Form S-3, on Form S-1, or any successor form covering the sale of all of the Registrable Securities.

(b)             The Company shall fully comply with Section 4.19 of the Purchase Agreement.

3.               Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

(a)             prepare and file with the SEC within the timeframe specified in Section 2 (the “Filing Date”), a Registration Statement with respect to such Registrable Securities, and use best efforts to cause such Registration Statement to become effective within 10 days after the Filing Date if the Staff of the SEC indicates to the Company that such Registration Statement will be subject to a “limited” review, or within 45 days after the Filing Date if the Staff of the SEC indicates to the Company that such Registration Statement will be subject to a “full” review, and to remain effective until the sale or other disposition of all Registrable Securities covered by such Registration Statement has occurred during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement (the “Effectiveness Period”), provided that before filing a Registration Statement or any amendment or supplement thereto, the Company will at least two Trading Days prior to making any such filing furnish to the Investor a copy of the Registration Statement, as amended if applicable and any response letter or other correspondence to the Staff of the SEC proposed to be filed or submitted, and provide each Investor with a reasonable opportunity to review and provide comments or input on such Registration Statement and response letter or other correspondence , and address such comments or input so received from each Investor in good faith, prior to filing or submitting such documents. Notwithstanding anything to the contrary set forth herein, each Investor shall have the ability to approve, prior to filing or submission of any of the foregoing materials, any disclosure or communication with the SEC which directly relates to the Investors and the sale of Registrable Securities, provided that such approval should not be unreasonably withheld or delayed. Notwithstanding the above period with respect to a “limited” review, if the Staff of the SEC indicates to the Company that an applicable Registration Statement will not be reviewed, the Company shall promptly, but in no event later than two Trading Days thereafter, cause such Registration Statement to become effective;

(b)             subject to complying with Section 3(a), prepare and file with the SEC such amendments to any such Registration Statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act during the Effectiveness Period;

(c)             furnish to the Investors such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investors;

(d)             make such filings under the securities or blue sky laws of such states or commonwealths as the Investor may reasonably request to enable the Investors to consummate the sale of the Registrable Securities;

(e)             promptly notify the Investor at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Investor a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Company shall use its best efforts to file a Form 8-K or amended prospectus or prospectus supplement within four Trading Days in order to permit the Investors to be able to sell the Registrable Securities, which shall prior to filing first be provided to the Investors with a reasonable opportunity to review and provide comments and input;

(f)              otherwise comply with all applicable rules and regulations of the SEC and to perform its obligations hereunder;

(g)             cause the Registrable Securities to continue to be listed on the Principal Market;

(h)             provide a transfer agent for all Registrable Securities and promptly pay all fees and costs of the transfer agent;

(i)              notify the Investor of any stop order threatened or issued by the SEC and take all actions necessary to prevent the entry of such stop order or to remove it if entered;

(j)              promptly email the Investors copies of all comment letters, response letters and other communications from and with the Staff of the SEC, use its best efforts to file an amendment to a Registration Statement within five Trading Days, after receipt of a comment letter or oral comments, subject in each case to the Investor’s right to receive, review and provide comments and input on such documents or communications prior to their respective filing or submission, as applicable; and

(k)             request acceleration of the effectiveness of the Registration Statement within two Trading Days after the Company or its counsel has been advised that the Staff of the SEC will not review such Registration Statement or has no further comments thereon,

For purposes of this Agreement, any requirement on the part of the Company to provide, furnish copies of, notify and give an opportunity to provide comments or input regarding the Registration Statement, amendments, supplements, correspondence or other documents and communications to or with the SEC relating to the Registration Statement or otherwise contemplated by this Agreement to an “Investor” shall be deemed to include the Investor’s legal counsel, in addition to the Investor itself.

4.               Other Procedures.

(a)             Subject to the remaining provisions of this Section 4 and the Company’s general obligations under Section 3, the Company shall be required to maintain the effectiveness of a Registration Statement until the earlier of (i) the sale or other disposition of all Registrable Securities, or (ii) two years following the effectiveness of the Registration Statement.

(b)             In consideration of the Company’s obligations under this Agreement, the Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) herein, the Investors shall forthwith discontinue their sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e).

(c)             The Company’s obligation to file any Registration Statement or amendment including a post-effective amendment, shall be subject to each Investor, as applicable, furnishing to the Company in writing such information and documents regarding such Investor and the distribution of the Investor’s Registrable Securities as may reasonably be required to be disclosed in the Registration Statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Company’s obligations are also subject to each Investor promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If any Investor fails to provide all of the information required by this Section 4(c), the Company shall have no obligation to include such Investor’s Registrable Securities in a Registration Statement or it may withdraw the Investor’s Registrable Securities from the Registration Statement without incurring any penalty or otherwise incurring liability to the Investor.

(d)             If any such registration or comparable statement refers to any Investor by name or otherwise as a stockholder of the Company, but such reference to the Investor by name or otherwise is not required by the Securities Act, then the Investor shall have the right to require the deletion of the reference to the Investor, as may be applicable. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Investor or Affiliate of an Investor as an underwriter without the prior written consent of such Investor.

(e)             Each Registration Statement shall contain (unless otherwise directed by the Lead Investor) substantially the “Plan of Distribution” attached hereto as Annex A, with any changes required by SEC Guidance or SEC comments.

(f)              Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by an Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(i)              First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities.

(ii)            Second, the Company shall reduce Registrable Securities represented by Conversion Shares issuable to the Investors on a pro rata basis based on each Investor’s Subscription Amount.

(g)             In the event of a cutback hereunder (such shares cutback pursuant to this Section 4(g), the “Cut Back Shares”), the Company shall give the Investors at least five Trading Days prior written notice along with the calculations as to such Investor’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on any prior Registration Statement, as amended and to use its reasonable best efforts to cause the SEC to declare such registration statement covering the Conversion Shares that were not registered for resale on any prior Registration Statement, as amended, effective as soon as practicable after the date. No liquidated damages shall accrue as to any such Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Guidance applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Sections 2(a) and 3(a) (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions contained in Section 4(h)) shall again be applicable to such Cut Back Shares; provided, however, that the date by which the Company is required to file the Registration Statement with respect to such Cut Back Shares shall be 10 days following the Restriction Termination Date and the date by which the Company is required to have the Registration Statement effective with respect to such Cut Back Shares shall be 45 days immediately after the Restriction Termination Date.

(h)             If: (i) the initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the initial Registration Statement without affording the Investors the opportunity to review and comment on the same as required by Section 3(a) or the Company subsequently withdraws the filing of the Registration Statement, for reasons other than at the request of the Investors of a majority-in-interest of the Registrable Securities to withdraw the Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the Filing Date), (ii) if applicable, the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 under the Securities Act, within two Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within five days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, (iv) a Registration Statement registering for resale all of the Registrable Securities included in such Registration Statement is not declared effective by the SEC by the time periods set forth in Section 3a hereof of the initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Investors are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such two Trading Day period is exceeded, and for purpose of clause (iii) the date which such five day period is exceeded, being referred to as an “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable law the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 0.5% of the Investor’s Subscription Amount for each 30-day period or pro rata for any portion thereof until (a) the applicable Event is cured or (b) such time as the Registrable Securities may be sold by such Investor without restriction under Rule 144; provided, however, that in no event shall the aggregated liquidated damages payable to any Investor exceed 10% of such Investor’s Subscription Amount. If the Company fails to pay any liquidated damages pursuant to this Section 4(h) in full within five days after the end of each 30 day period that such liquidated damages are due, the Company will pay interest thereon at a rate of 18.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable Law) to each Investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. For the avoidance of doubt, the liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a 30-day period prior to the cure of an Event. Notwithstanding anything in this Section 4(h) to the contrary, no liquidated damages shall accrue or be payable to the extent that effectiveness is suspended due to the filing of a post-effective amendment in connection with the Company’s compliance with applicable securities laws or SEC Guidance. Provided further, that during any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Investor fails to furnish information required to be provided pursuant to Section 4(c) within five days of the Company’s request, any liquidated damages that would otherwise accrue to any Investor only shall be tolled until such information is delivered to the Company.

5.               Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration and registration amendments, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company. if not previously paid by the Company with respect to any filing that may be required to be made by any broker through which an Investor intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, The Company shall also reimburse the Investor for the first $5,000 incurred for its legal fees in reviewing and filing each Registration Statement.

6.               Indemnification.

(a)             In the event of any registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall indemnify, defend and hold harmless each Investor, their Affiliates, and their respective Representatives, successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which each Investor, their Affiliates, and their respective Representatives, successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Company fails to defend the Investor, its Affiliates, and its respective Representatives, successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) the Investor, its Affiliates, and its respective Representatives, successors and assigns for any legal or any other reasonable and documented out-of-pocket expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Investors, their Affiliates, or their respective Representatives, successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) hereof in reliance upon and in conformity with written information furnished to the Company by the Investors, their Affiliates, or their respective Representatives, successors or assigns specifically for use in the preparation thereof.

(b)             In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Investors shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such Registration Statement, the Company’s attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Investor specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement.

(c)             Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the reasonable and documented fees and expenses of one counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6. Provided, further, that in no event shall any indemnification by the Investor under this Section 6 exceed the net proceeds from the sale of Registrable Securities received by the Investor. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

(d)             In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and each Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and the Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no Investor shall be required to contribute any amount in excess of the net proceeds to it of all Registrable Securities sold by it pursuant to such Registration Statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.               Rule 144. As long as any Investor holds restricted securities (as that term is used in Rule 144) or has the right to acquire restricted securities, the Company covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) file in a timely manner the reports and other documents required to be filed under the Securities Act or the Exchange Act, (iii) furnish to the Investor promptly upon request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act and its compliance with Section 4.3 of the Purchase Agreement, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other information as the Investor may reasonably request, and (iv) cooperate with the Investor and respond as promptly as possible to any requests from the Investor in connection with Rule 144 transfers of restricted securities, in each case to enable the Investor to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (collectively, “Rule 144”).

8.               Severability. In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

9.               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, facsimile or “.pdf” signature.

10.            Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11.            Notices and Addresses. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement.

12.            Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

13.            Entire Agreement; Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

14.            Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15.            Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed in accordance with the Purchase Agreement.

16.            Amendments and Waivers. Any amendments to or waivers with respect to this Agreement shall be made in accordance with Section 5.5 of the Purchase Agreement.

17.            Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Company:

Amaze Holdings, Inc

By: /s/ Aaron Day

Name: Aaron Day

Title: CEO

Investor:

C/M Capital Master Fund, LP

By: /s/ Jonathan Juchno

Name: Jonathan Juchno

Title: Managing Partner

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of our common stock held by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. The selling stockholders will bear all fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, by amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, to the extent required). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act (or an exemption therefrom).

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.